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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2001

CB RICHARD ELLIS SERVICES, INC. (Exact Name of Registrant as Specified in its Charter)
DELAWARE (State or Other Jurisdiction of Incorporation)	001-12231 (Commission File Number)	52-1616016 (IRS Employer Identification No.)
200 North Sepulveda Boulevard, El Segundo, California (Address of Principal Executive Offices)	90245 (Zip Code)
(310) 563-8600 Registrant's Telephone Number, Including Area Code
NA (Former Name or Former Address, if Changed Since Last Report)

    This Current Report on Form 8-K is filed by CB Richard Ellis Services, Inc., a Delaware corporation (the "Company"), in connection with the matters described herein.

Item 5.  Other Events

    On February 23, 2001 the Company, CBRE Holding, Inc., a Delaware corporation formerly known as BLUM CB Holding Corp. ("Holding"), and BLUM CB Corp., a Delaware corporation and a wholly-owned subsidiary of Holding ("Acquiror"), entered into an Agreement and Plan of Merger (the "Original Merger Agreement"), pursuant to which Acquiror would be merged (the "Merger") with and into the Company and the Company would become a wholly-owned subsidiary of Holding. Holding and Acquiror are affiliates of the following stockholders of the Company, who are referred to collectively as the "Continuing Stockholders": RCBA Strategic Partners, L.P. ("RCBA"), an affiliate of BLUM Capital Partners and Company director Richard C. Blum; FS Equity Partners III, L.P. and FS Equity Partners II International, L.P., affiliates of Freeman Spogli & Co. and Company director Bradford M. Freeman; The Koll Holding Company, an affiliate of Company director Donald M. Koll; Frederic V. Malek, a director of the Company; Raymond E. Wirta, a director and Chief Executive Officer of the Company; and W. Brett White, a director and Chairman of the Americas of the Company. The Original Merger Agreement provided for each share of Company common stock, $.01 par value per share ("Common Stock"), held by the stockholders of the Company to be converted at the effective time of the Merger into the right to receive $16.00 in cash, other than certain shares of Common Stock held by the Continuing Stockholders, which would be contributed to Holding immediately prior to the consummation of the Merger.

    In connection with the execution of the Original Merger Agreement, the Continuing Stockholders entered into a Contribution and Voting Agreement (the "Original Contribution and Voting Agreement"), pursuant to which they agreed to vote in favor of the Merger and related transactions and to contribute certain shares of Common Stock to Holding immediately prior to the consummation of the Merger. Also pursuant to the Original Contribution and Voting Agreement, RCBA and its affiliates agreed to commit up to $150 million in equity capital for the Merger (including through the contribution of shares of Common Stock to Holding). The Continuing Stockholders and their affiliates own approximately 40% of the shares of Common Stock outstanding. Acquiror also received commitment letters from Credit Suisse First Boston ("CSFB") and DLJ Investment Funding, Inc. ("DLJ") for an aggregate of up to $575 million of debt financing in connection with the Merger. The CSFB commitment letter provided for the Company to obtain, subject to the terms and conditions of the letter, senior secured credit facilities consisting of a Tranche A term facility of up to $150 million, a Tranche B term facility of up to $250 million and a revolving line of credit of up to $100 million. The DLJ commitment letter provided for Holding to issue, subject to the terms and conditions of the letter, an aggregate principal amount of up to $75 million of 16% senior notes to DLJ and its affiliates.

    Also in connection with the Original Merger Agreement, RCBA and the Company entered into an agreement (the "Guarantee Agreement"), pursuant to which RCBA guaranteed, subject to the terms of the Guarantee Agreement, certain obligations of Holding and Acquiror under the Original Merger Agreement.

    On April 24, 2001 the Company, Holding and Acquiror entered into an Amended and Restated Agreement and Plan of Merger (the "First Amended and Restated Merger Agreement"), amending provisions of the Original Merger Agreement regarding the treatment, in the Merger, of stock fund units under the Company's Deferred Compensation Plan and shares of Common Stock held in the Company's 401(k) plan, and otherwise substantially restating the provisions of the Original Merger Agreement in their entirety.

    On May 31, 2001 the Company, Holding and Acquiror entered into an Amended and Restated Agreement and Plan of Merger (the "Second Amended and Restated Merger Agreement"), amending provisions of the First Amended and Restated Merger Agreement regarding the capital structure of Holding, the post-Merger capital structure of the Company and the financing to be used by Acquiror in connection with the Merger, and otherwise substantially restating the provisions of the First Amended and Restated Merger Agreement in their entirety. In particular, the Second Amended and Restated Merger Agreement reflects that in order to provide a portion of the financing for the Merger, Acquiror has entered into a Purchase Agreement dated as of May 31, 2001 with a group of initial purchasers, providing for Acquiror to issue and sell to the initial purchasers, and the initial purchasers to purchase, $229 million aggregate principal amount of 11 1/4% Senior Subordinated Notes due June 15, 2011 of Acquiror (the "Senior Subordinated Notes").

    Also on May 31, 2001, the Continuing Stockholders entered into an Amended and Restated Contribution and Voting Agreement (the "Amended and Restated Contribution and Voting Agreement"), amending certain provisions of the Original Contribution and Voting Agreement primarily to reflect the amendments effected by the Second Amended and Restated Merger Agreement, and otherwise restating the provisions of the Original Contribution and Voting Agreement. Also on May 31, 2001, Acquiror entered into amendments to the commitment letters from CSFB and DLJ, providing, among other things, for certain changes in the structure of the financing contemplated under the commitment letters to reflect the contemplated issuance of the Senior Subordinated Notes, including a decrease in the aggregate amount of such financing to $390 million. As so amended, the CSFB commitment letter provides for the Company to obtain, subject to the terms and conditions of the letter, senior secured credit facilities consisting of a Tranche A term facility of up to $50 million, a Tranche B term facility of up to $175 million and a revolving line of credit of up to $100 million, and the DLJ commitment letter provides for Holding to issue, subject to the terms and conditions of the letter, an aggregate principal amount of up to $65 million of 16% senior notes to DLJ and its affiliates.

    Also on May 31, 2001, RCBA and the Company entered into a letter agreement (the "Letter Agreement"), clarifying that the Guarantee Agreement is effective and enforceable with respect to the Original Merger Agreement as amended from time to time (including without limitation the Second Amended and Restated Merger Agreement).

    The foregoing descriptions of provisions of the Original Merger Agreement, the First Amended and Restated Merger Agreement, the Second Amended and Restated Merger Agreement, the Original Contribution and Voting Agreement, the Amended and Restated Contribution and Voting Agreement, the Guarantee Agreement and the Letter Agreement are qualified in their entirety by reference, respectively, to the following Exhibits, each of which is incorporated herein by reference: the Original Merger Agreement, filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on February 27, 2001; the First Amended and Restated Merger Agreement, filed as Exhibit 2.2 to the Current Report on Form 8-K filed by the Company on May 3, 2001; the Second Amended and Restated Merger Agreement, a copy of which is attached hereto as Exhibit 2.3; the Original Contribution and Voting Agreement, filed as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company on February 27, 2001; the Amended and Restated Contribution and Voting Agreement, a copy of which is attached hereto as Exhibit 99.2; the Guarantee Agreement, filed as Exhibit 99.2 to the Current Report on Form 8-K filed by the Company on February 27, 2001; and the Letter Agreement, a copy of which is attached hereto as Exhibit 99.4.

Item 7.  Financial Statements and Exhibits.

(c)		Exhibits
	2.1	Amended and Restated Agreement and Plan of Merger dated May 31, 2001
	99.1	Amended and Restated Contribution and Voting Agreement dated May 31, 2001
	99.2	Letter Agreement dated as of May 31, 2001

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 6, 2001	CB RICHARD ELLIS SERVICES, INC.
	By	/s/ WALTER V. STAFFORD Walter V. Stafford General Counsel

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